                                                                   Exhibit 10.16

                            REPRESENTATIVE AGREEMENT

This Agreement, made this 2nd day of May, 2000, is by and between Oplink Communications, Inc., a California corporation, having its corporate the offices at 3475 North First Street, San Jose, CA 95134, U.S.A., hereinafter referred to as "Oplink" and

WAVETEC, INC., HAVING ITS CORPORATE OFFICES AT 6230 N. BELTLINE ROAD, SUITE 318, IRVING, TX 75063

hereinafter referred to as "Representative".

Oplink and Representative hereby agree as follows:

1.       GENERAL PROVISIONS

(a) APPOINTMENT Oplink hereby appoints Representative, and Representative hereby accepts such appointment, as its exclusive sales representative for Oplink's products designated in Exhibit A (the "Products").

(b) RELATIONSHIP. It is understood that Oplink shall not exercise any control over the activities and the operations of Representative, each being recognized hereunder as an independent contractor; under no circumstances shall either have any authority or right to enter into any contracts or commitments in the name of or on behalf of the other nor to bind the other in any way whatsoever.

(c) NON-COMPETITION. It is also understood that Oplink shall not place any restriction upon the number of other entities which Representative may represent. However, Representative agrees that it will not represent any other entity whose products are considered by Oplink as competitive with the Products (except by mutual agreement in writing).

(d) TERRITORY. Representative agrees to use its best efforts to promote and solicit orders for the Products in the territory designated in Exhibit B ("Territory").

(e) PUBLIC REPRESENTATION. Representative and Oplink agree that Representative may be referred to as an Authorized Sales Representative in advertising, signs, trade listings, directories, and similar sales instruments until this Agreement is terminated.

(f) OPLINK'S EXCLUSIVE CONTROL. Oplink shall establish and have exclusive control over all prices, discounts, specifications, and terms governing the sale and shipments of Products directly to the customer. Representative shall not (i) enlarge, limit, otherwise modify or alter, accept or reject orders in Oplink's name or make delivery promises,
         (ii) make price quotations for quantities outside the volumes authorized in Oplink's approved price list, and (iii) make representations or warranties/guarantees, without Oplink's prior approval.

(g) TERM. Representative shall continue to represent Oplink as herein provided until either party elects to terminate the relationship by giving the other party not less than thirty (30) days' advanced written notice.


                                        1.
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2.       OPLINK'S RIGHTS AND OBLIGATIONS

(a) PROMOTIONAL MATERIAL. Oplink shall be responsible for supplying Representative all catalogs, specification sheets, product photographs and other sales material that are reasonable for the solicitation of orders for the Products.

(b) PRICE ADJUSTMENTS. Oplink will from time to time make price adjustments to the Products and will notify Representative of such changes in writing not less than ninety (90) days in advance.

(c) PRODUCT LIST AMENDMENTS. During the validity of this Agreement, Oplink has the right to, at its sole discretion, increase or decrease the number of Products covered by this Agreement provided that (i) in the event of an increase, the new products are not competitive with the other products then represented by Representative, (ii) in the event of a decrease, such decrease does not affect any of Oplink's outstanding obligation of delivery. Notwithstanding the foregoing, Representative may decline to sell any new products by so notifying Oplink in writing within twenty (20) days of receiving notice of product increase provided that Oplink shall have the right to engage another representative/distributor to solicit orders for/sell the products so declined by Representative.

(d) ACCEPTANCE/REJECTION OF PURCHASE ORDERS. All orders are subject to the acceptance of, or rejection by, an authorized officer of Oplink. Oplink shall notify the customer in writing of a purchase order being accepted or rejected and the shipping schedule (in the case of an order being accepted) within seven (7) days of receipt of the purchase order, and a copy of such written notice shall be transmitted to Representative at the same time.

(e) SHIPMENT TERMS. Oplink agrees to make shipments directly to customers in, the Territory according to the following terms:
         1.       FOB San Jose, California, U.S.A.
         2.       Net 30 days

(f) DOCUMENT SUPPLY TO REPRESENTATIVE. Oplink shall supply Representative with copies of all commissionable orders received directly by Oplink and copies of all order confirmations, shipping notices and invoices originated at the time of shipment. The aforesaid copies are to be furnished to Representative no less frequently than at monthly intervals.

(g) INTELLECTUAL PROPERTY PROTECTION, PRODUCT PERFORMANCE AND PRODUCTION. Oplink shall be solely responsible for the design, development, supply, production and performance of the Products and the protection of its trade name or names.

(h) COLLECTION. It is understood that the full responsibility of all collections rests with Oplink which exercises complete control over the approval of customers, credits, orders and contracts.


                                        2.
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3.       REPRESENTATIVE'S RIGHTS AND OBLIGATIONS

(a) REPRESENTATIVE'S OWN COST. The Representative shall pay all of its sales expenses, including any expense of its sub-agents, incurred in connection with the representation as herein contemplated.

(b) RETURNS. Representative shall only, on behalf of Oplink, accept the return of Products, or make allowances with respect thereto, with the prior written approval of Oplink.

(c) PERFORMANCE. Unless otherwise agreed in writing, Representative shall procure the annual target numbers of orders for Oplink as set forth in Exhibit C (the "Targets"). Failure to do so shall entitle Oplink to, at its sole discretion, convert Representative's exclusive status to non-exclusive or terminate this Agreement.

4.       COMMISSIONS:

(a) CALCULATION. Oplink shall pay Representative a commission based on the total of the "net invoice price" of all commissionable orders received from the Territory. Such commission is fixed at the rate of 5%, which will remain until March 31, 2002.

(b) DEFINITION OF NET INVOICE PRICE. The term "net invoice price" shall mean the price at which the Products are actually sold to the customer after excluding all shipping costs and any other allowances expressly granted to the customer by Oplink including, but not limited to, taxes, discounts, and insurance.

(c) SPLIT OF COMMISSION. The parties recognize that sometimes the engineering jurisdiction and the ship to location are in different territories. In such cases, a 50/50 split commission will apply. In any territory where Oplink does not have a sales representative or distributor, Oplink shall be considered to be such sales representative or distributor with respect to commissions.

(d)      PAYMENT. Commissions are due and payable on or before the fifteenth
         (15th) day of the month following the month in which Oplink received payment from the customer.

5.       REPRESENTATIVE PERFORMING CONSIGNMENT FUNCTION

Oplink, in discussion with Representative, will together determine from time to time if and when Representative will perform a consignment function. Representative will agree to perform a consignment function for the sole purpose of expediting delivery of a particular customer's product requirements as governed by a blanket purchase order between Oplink and the customer. In such circumstances, "consignment" shall be limited to holding Products on Oplink's behalf, with Oplink retaining title, authority and exclusive control over such Products(s). Representative shall only release such Products upon Oplink's written authorization. Under no circumstance does Representative performing such a consignment function for Oplink constitute a principal distributor relationship.

6.       MISCELLANEOUS


                                        3.
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(a)      GOVERNING LAW. This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of California, U.S.A.

(b) DISPUTE RESOLUTION. All disputes in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said rules. In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Agreement, the prevailing party, whether or not such litigation proceeds to final judgment or determination, shall be entitled to recover all of the attorneys' fees, costs, in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(c) DAMAGES. Neither Oplink nor the Representative shall by reason of the termination of this Agreement be liable to the other for compensation, reimbursement, or damages either on account of present or prospective profits, or on account of expenditures, investments or commitments made in connection with the establishment, development or maintenance of the business of goodwill of Oplink or the Representative or on account of any cause or thing whatsoever, provided, however, that such termination shall not affect the rights or liabilities of the parties with respect to any indebtedness then owing by either party to the other.

(d) NON-SOLICITATION OF EMPLOYEES. Oplink agrees to refrain from hiring any personnel from Representative for twelve (12) months after termination of this Agreement.

(e) CONFIDENTIALITY. Representative shall preserve in strict confidence any information it obtains concerning the business of Oplink including, without limitation, trade secrets, information concerning the design or manufacture of the Products, customer list, financial information, and shall not disclose such information to any person or entity.

(f) ASSIGNMENT. Neither this Agreement nor any right or interest therein may be assigned by either party to any other person or corporation without the express written consent of the other party to this Agreement. Any change of ownership (not including a public offering) or primary control (greater than thirty percent (30%) of Representative shall require a new representative agreement.

(f) EXECUTION. The parties shall each execute any and all other documents and take any and all further steps which may be necessary or appropriate to implement the terms of this Agreement.

(g) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations, negotiations or understandings between the parties not herein expressly set forth. No supplement, modification, promise, addition or amendment of this Agreement shall be effective or binding unless executed in writing by both parties. The mere acknowledgment or acceptance of any order inconsistent with the terms of the Agreement or the making of deliveries pursuant thereto, shall not be deemed acceptance or approval of such inconsistent provisions. No waiver of any of the


                                        4.

         provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall any one waiver constitute a continuing waiver.

(h) BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties and their respective heirs, legal distributors, predecessors, successors, assignees, employees, partners, lawyers and all other persons and entities now, heretofore or hereafter having interest whatsoever with respect to the subject matter hereof.

(i) FULL UNDERSTANDING OF AGREEMENT. Each of the parties hereto represents and warrants, as an inducement to the other to enter into this Agreement, that this Agreement is entered into freely and voluntarily by each of them, free of duress, fraud or undue influence of any kind, including contentions, and circumstances likely to influence judgment herein, and that each has read and fully understands and consents to all the terms and provisions of this Agreement. The parties each further acknowledge that they each have either consulted with legal and tax counsel or have been given more than adequate opportunity to do so and elected not to seek counsel, that they have each actively participated in the negotiation and in the preparation hereof, and that they each understand the substance, meaning, content and legal effect of this Agreement.

(j) SEVERABILITY. The parties agree and acknowledge that if any portion of this Agreement is declared invalid, or unenforceable, such determination shall not effect the balance of this Agreement, but shall remain in full force and affect, as such invalid portion shall be deemed severable.

(k) HEADINGS. The paragraph headings contained in this Agreement are for reference only. They shall not constitute or be considered substantive parts of this Agreement.

IN WITNESS OF, the parties hereto have executed this Agreement on the date and year first shown herein.

Wavetec, Inc.                              Oplink Communications, Inc.

By:   /s/ illegible                        By:   /s/ Qin Zhang
   -------------------------                  ---------------------------------
Title: President                           Title:   V.P. Marketing
      ----------------------                     ------------------------------


                                        5.
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                                    EXHIBIT A

                                  PRODUCT LIST

Fiberoptic passive components, including isolators, couplers, WDM components, circulators, wavelength lockers and switches.



                                        6.

                                    EXHIBIT B

                                    TERRITORY

Texas and Oklahoma.


                                        7.
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                                    EXHIBIT C

                               PERFORMANCE TARGETS

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
   PERFORMANCE PERIOD             2000                    2001                   2002                   2003
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  TARGET (NET               [US$5,000,000]         [US$20,000,000]         [US$35,000,000]        [US$50,000,000]
 INVOICE PRICE)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------



                                        8.